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                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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                            POST PROPERTIES, INC.
               (Name Of Registrant As Specified In Its Charter)

                                JOHN A. WILLIAMS
                                  ROY E. BARNES
                             FRANCIS L. BRYANT, JR.
                                 PAUL J. DOLINOY
                                THOMAS J.A. LAVIN
                                GEORGE R. PUSKAR
                                EDWARD LOWENTHAL
                                 CRAIG G. VOUGHT
                             WILLIAM A. PARKER, JR.
                                   J.C. SHAW
   (Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)


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


    INDEPENDENT BOARD NOMINEES COMMENT ON NEW LAWSUIT FILED BY SHAREHOLDER
                       AGAINST INCUMBENT DIRECTORS OF POST

ATLANTA, May 16, 2003 -- John A. Williams, George R. Puskar, independent director nominee and proposed non-executive Chairman, and Edward Lowenthal, President and Chief Executive Officer designate of Post Properties, Inc. (NYSE:
PPS), today issued the following statement regarding a new shareholder derivative and class action lawsuit filed on May 12, 2003 against the company's incumbent directors--with the exception of Arthur Blank and John Williams.

The lawsuit charges the incumbent directors with breaching their fiduciary duties to Post shareholders and other violations of law:

"Many shareholders that we have spoken with, as well as some of the independent analysts who have commented on this proxy contest, have echoed one of the main themes expressed in this complaint - that the incumbent board made a poor decision when it turned its back on the fully funded cash offer from General Investment & Development (GID), and refused even to discuss with GID whether a higher price could be obtained.

"We believe the best way Post shareholders can express their dissatisfaction with the incumbent board's decision is to vote the GOLD proxy card for our slate of independent directors. Our nominees are committed to immediately setting up a special committee of independent directors to actively pursue a possible sale of the Company and to consider all other ways to maximize shareholder value.

"Post shareholders need and deserve a board of directors they can trust to carry out this program. To elect such a board, vote the GOLD proxy card today. There are only six days left until the Annual Meeting. If you have already mailed your white proxy card and want to change your vote, you have every legal right to do so. Just sign, date and mail the GOLD proxy card NOW."

Shareholders who have any questions, require assistance in voting their GOLD proxy card, or need additional copies of John Williams' proxy materials, may contact MacKenzie Partners, Inc. toll-free at (800) 322-2885 or (212) 929-5500 or by email at PROXY@MACKENZIEPARTNERS.COM.
               ---------------------------

The Williams proxy statement, which has been mailed to Post Properties shareholders, and other filings and information related to this solicitation can be also found at WWW.POSTSHAREHOLDERS.COM.
                 ------------------------

                                    # # #
Contacts:
Media                                     Investors
Jeremy Fielding/Kimberly Kriger           Larry Dennedy/Bob Marese
Kekst and Company                         MacKenzie Partners, Inc.
212-521-4800                              212-929-5500